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                                                                 EXHIBIT 10.28.3

                           UNSECURED PROMISSORY NOTE
                           -------------------------


$100,000                                                Walnut Creek, California
                                                               December 15, 1997


          1.  Principal.  FOR VALUE RECEIVED, the undersigned, Sutter Mortgage
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Corporation, a California corporation ("Maker"), hereby promises to pay to
Arthur H. Sutter, an individual ("Holder"), or his successors or assigns, at 461 Second Street, Unit 320, San Francisco, California 94107, or at such other place as Holder may from time to time designate, in lawful money of the United States of America, the principal sum of One Hundred Thousand Dollars ($100,000.00) (the "Principal Sum"), together with interest on the unpaid balance accrued from the date first written above at a rate equal to eight percent (8%) per annum, or such other consideration as herein provided, all in accordance with the terms of this Promissory Note (this "Note"). The parties hereto hereby agree that the proceeds from this Note shall be contributed to the capital of Maker immediately upon receipt by Maker. This Note is issued in connection with the First Amended and Restated Stock Purchase Agreement, dated June 6, 1997, as amended by that Amendment dated of even date herewith, (the "Stock Purchase Agreement") by and among Holder, Maker and Virtual Mortgage Network, Inc. (the "Company"). Capitalized terms used herein without definition have the same meaning as set forth in the Stock Purchase Agreement.

          2.  Maturity of Note.  The Principal Sum and all accrued interest
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thereon shall be due and payable on the earlier of (a) the closing of the
Offering or the later of (i) the closing of the Offering or (ii) any other financing transaction in which the Company raises more than $2 million of net proceeds (including net proceeds payable in installments), or (b) if no such closing has occurred by March 31, 1998, then on April 1, 1998.

          3.  Terms of Payment.  Maker hereby agrees to make, and Holder hereby
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agrees to accept, the payment terms of this Note.  In the event this Note becomes due and payable pursuant to Section 2, Maker shall be required to pay the outstanding Principal Sum and all accrued interest thereon out of the cash proceeds to be received at the Closing of the Acquisition.

          4.  Event of Default.  As used herein, an "Event of Default" shall be
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defined as the failure of Maker to make any payment of principal or interest when due under the terms of this Note or a material breach by Maker or the Company of the terms of the Stock Purchase Agreement, with such failure or breach continuing for a period of five (5) calendar days without being cured. Upon the occurrence of an Event of Default, interest shall accrue at the rate of twelve percent (12%) per annum on the unpaid balance from the date of such Event of Default and, upon notice from Holder, the Principal Sum and all interest thereon shall become immediately due and payable.

          5.  Interest Rate Limitation.  It is the intent of Maker and Holder
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that none of
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the terms and provisions contained herein shall be construed to create a contract for use, forbearance or detention of money requiring the payment of interest at a rate in excess of the maximum interest rate permitted by applicable law. If any Holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate of this Note to a rate in excess of the maximum rate permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of Holder, be credited to the payment of the sums due hereunder or returned to Maker.

          6.  Waiver.  No delay or omission on the part of Holder hereof in
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exercising any right under this Note shall operate as a waiver of such right.
Moreover, a waiver of any term or condition contained under this Note by Holder must be in writing to be effective and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition or of any other term or condition contained in this Note.

          7.  Amendments.  Neither this Note nor any provision hereof may be
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changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

          8.  Successors.  This Note shall be binding upon and inure to the
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benefit of the parties hereto and their respective successors and permitted assigns. Maker may not assign or transfer all or any part of its rights and obligations hereunder.

          9.  Costs of Collection.  Maker promises to pay all costs and
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expenses, including reasonable attorneys' fees and expenses, incurred in connection with the collection and enforcement of this Note. Maker hereby waives diligence, presentment, protest, demand and notice of every kind, to the fullest extent permitted by law, and the right to plead any statute of limitations as a defense to any demand hereunder.

          10.  Governing Law.  This Note shall be governed by, and construed and
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enforced in accordance with, the laws of the State of California, without regard to conflict of laws principles.

          11.  Drafting.  Maker hereby waives the benefit of any statute or rule
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of law or judicial decision, which would otherwise require that the provisions of this Note be construed or interpreted most strongly against the party responsible for the drafting thereof.

          12.  Severability.  If any provision of this Note is held to be
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unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, if any term of this Note, or the application thereof to any person, entity or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Note, or the application of such term to persons, entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Note shall be valid and enforceable to the fullest extent permitted by law.

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          13.  Headings.  Headings at the beginning of each numbered paragraph
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of this Note are intended solely for convenience and are not to be deemed or construed to be part of this Note.

          14.  Entire Agreement.  This Note and the Stock Purchase Agreement set
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forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, arrangements and understandings with respect to the subject matter hereof. No representation, promise, oral or written agreement, understanding, inducement or statement of intention has been made by Maker or Holder which is not embodied in this Note. Neither Maker nor Holder shall be bound by or liable for any alleged representation, promise, oral or written agreement, understanding, inducement or statement of intention not so set forth.

          IN WITNESS WHEREOF, the undersigned have executed this Note as of the day and year first written above.


                                         MAKER:
                                         -----

                                         SUTTER MORTGAGE CORPORATION
                                         a California corporation


                                         By: /s/ Arthur H. Sutter
                                             --------------------------
                                         Name: Arthur H. Sutter
                                               ------------------------
                                         Title: Chairman
                                                -----------------------

Acknowledged and Agreed:


/s/ Arthur H. Sutter
-------------------------
Arthur H. Sutter
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